                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          FOR THE YEAR ENDED DECEMBER 31,
                                        -----------------------------------
                                           1996        1995        1994
                                        ----------- ----------- -----------
PRIMARY
  Net income........................... $    13,412 $    13,286 $    11,876
                                        ----------- ----------- -----------
  Weighted average number of shares
   outstanding.........................  11,317,016  10,621,975  10,611,790
  Incremental shares resulting from
   stock options.......................     103,365      20,816       4,581
                                        ----------- ----------- -----------
  Weighted average number of common
   stock and common stock equivalents..  11,420,381  10,642,791  10,616,371
                                        ----------- ----------- -----------
  Primary earnings per share........... $      1.17 $      1.25 $      1.12
                                        ----------- ----------- -----------
FULLY DILUTED
  Net income........................... $    13,412 $    13,286 $    11,876
                                        ----------- ----------- -----------
  Weighted average number of shares
   outstanding.........................  11,317,016  10,621,975  10,611,790
  Incremental shares resulting from
   stock options.......................     174,101      55,926      42,204
                                        ----------- ----------- -----------
  Weighted average number of common
   stock and common stock equivalents..  11,491,117  10,677,901  10,653,994
                                        ----------- ----------- -----------
  Fully diluted earnings per share..... $      1.17 $      1.24 $      1.11
                                        ----------- ----------- -----------